UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
4500 Dorr Street, Toledo, Ohio 43615
(Address of principal executive offices) (Zip Code)
(419) 535-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Financial Officer
On May 13, 2008, the Board of Directors of Dana Holding Corporation (Dana) appointed James A. Yost, 59, Executive Vice President and Chief Financial Officer, effective May 22, 2008 succeeding Kenneth A. Hiltz who has served as Chief Financial Officer of Dana since March 2006. Mr. Hiltz will remain with Dana during a transition period.
Mr. Yost most recently served as Vice President, Finance and Chief Financial Officer of Hayes Lemmerz International, Inc. (Hayes) from July 2002 until May 2008. Hayes is a global supplier of aluminum and steel wheels for passenger cars and light trucks and of steel wheels for commercial trucks and trailers as well as a supplier of automotive brake and powertrain components. Mr. Yost retired from Ford Motor Company in 2001 as Vice President of Corporate Strategy. He also held positions as Vice President and Chief Information Officer, Executive Director of Corporate Finance, General Auditor and Executive Director of Finance Process and Systems Development, Finance Director of Ford Europe and Controller of Autolatina (South America) during his 27-year career.
Executive Employment Agreement
In connection with Mr. Yost’s appointment as Executive Vice President and Chief Financial Officer, Dana has executed an executive employment agreement with Mr. Yost. Under the terms of the executive employment agreement, Mr. Yost will be entitled to the following:
•	$600,000 annual base salary;

•	A one time sign-on payment of $250,000 in cash;

•	An annual target bonus of 75% of his annual base salary without proration for 2008;

•	An initial grant under Dana’s 2008 Omnibus Incentive Plan of (i) options to purchase 142,458 shares of Dana common stock with an exercise price based on the closing stock price of $12.25 on May 13, 2008; (ii) 31,225 performance shares and iii) future long-term incentive award opportunities based upon 255% of the value of Mr. Yost’s then existing salary;

•	For the purpose of making Mr. Yost whole from forfeited compensation from his prior employer (i) a one time cash payment of $401,440; (ii) 85,781 immediately, fully vested stock options with an exercise price based on the closing stock price of $12.25 on May 13, 2008 and (iii) 26,753 shares of Dana common stock;

•	At the end of Mr. Yost’s initial employment term and at the end of each renewal term (if any), all unvested long term incentive awards will become fully vested and earned by Mr. Yost based on corporate performance;

•	In the event of a change in control, any unvested options shares or performance shares will immediately vest and become exercisable.

•	A supplemental executive retirement plan, as described below;

•	Car and driver service, as needed, between Dana’s headquarters in Toledo, Ohio and Bloomfield, Michigan as well as access to one of Dana’s guest houses (subject to availability);

•	Dana-sponsored employee welfare benefit plans, programs and arrangements;

•	Immediate participation in Dana’s Executive Perquisite Plan;

•	Reimbursement of reasonable legal fees for negotiating Mr. Yost’s employment agreement and supplemental executive retirement plan;

•	Other usual and customary benefits in which senior executives participate and other fringe benefits and perquisites as may be made available to senior executives (including but not limited to inclusion in any change in control plan or agreement adopted by Dana); and

•	“Gross-up” payments upon becoming subject to (i) excise tax on any compensation under Mr. Yost’s executive employment agreement and (ii) upon any payment to Mr. Yost upon a change in control.
Mr. Yost’s executive employment agreement will also provide for certain payments in the event that Mr. Yost’s position with Dana is involuntarily terminated by Dana without cause or he resigns for ‘good reason’. Mr. Yost’s executive employment agreement is for an initial term of three (3) years, subject to renewal for additional one-year terms.
The preceding summary of Mr. Yost’s executive employment agreement is qualified in its entirety by reference to the text of the agreement. Mr. Yost’s executive employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 5.02.
Supplemental Executive Retirement Plan
Under the terms of Mr. Yost’s supplemental executive retirement plan, Dana will create an unfunded notional defined contribution account (Yost SERP Account) that is unfunded and subject to the claims of Dana’s general creditors. Dana will credit to the Yost SERP account: (a) 20% of Mr. Yost’s base pay; and (b) 20% of Mr. Yost’s Annual Incentive Plan award; less (c) the basic credit provided to Mr. Yost under Dana’s SavingsWorks plan (without regard to any matching contributions). Dana will credit the accumulated balance in the Yost SERP Account with an annualized return of 5% compounded annually. Once Mr. Yost satisfies a three year vesting requirement, he will be eligible to receive the accumulated balance of the Yost SERP Account when his employment with Dana ceases. Additionally, after three years of service with Dana, or, if earlier, while employed by Dana, Mr. Yost: (a) dies; (b) becomes disabled; (c) is terminated without cause; or (d) resigns for good reason, Mr. Yost’s interest in the Yost SERP Account will vest and the accumulated balance will be payable to him (or his beneficiary in the event of death) in a lump sum amount.

The preceding summary of Mr. Yost’s supplemental executive retirement plan is qualified in its entirety by reference to the text of the plan. Mr. Yost’s supplemental executive retirement plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 5.02.
A copy of Dana’s press release related to Mr. Yost’s appointment is being furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

99.1	Dana Holding Corporation Press Release dated May 14, 2008

10.1	Employment Agreement dated May 13, 2008 by and between Dana Holding Corporation and James A. Yost

10.2	Supplemental Executive Retirement Plan for James A. Yost dated May 22, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: May 19, 2008	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Dana Holding Corporation Press Release dated May 14, 2008

10.1	Employment Agreement dated May 13, 2008 by and between Dana Holding Corporation and James A. Yost

10.2	Supplemental Executive Retirement Plan for James A. Yost dated May 22, 2008